Exhibit 32.2
Certification of Chief Financial Officer of
The Cigna Group pursuant to 18 U.S.C. Section 1350
I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of The Cigna Group for the fiscal period ending September 30, 2026 (the “Report”):
(1)complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Cigna Group.

/s/ Ann M. Dennison
Ann M. Dennison
Executive Vice President and Chief Financial Officer
November 5, 2026